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                                                                    EXHIBIT 10.1
                                    ADDENDUM



This Document represents an Addendum to that certain Application Service Provider and Outsourcing Agreement made and entered into as of June 1, 2000 (the "Effective Date") by and between Applied Terravision Systems Inc. predecessor to CGI Information Systems & Management Systems, Inc., a Delaware corporation ("CGI") and Range Resources Corporation, a Delaware corporation ("Range").

                                    Recitals

Whereas, CGI and Range have completed the initial three year term to that certain Application Service Provider and Outsourcing Agreement ("ASP/OA") dated June 1, 2000 whereby both parties agree to extend the contract period for an additional twenty four (24) months.

Whereas, notwithstanding the provisions set out on the ASP/OA, the parties herein agree to certain changes that will govern the extended contract period, all other provisions to be governed by the original ASP/OA.

NOW, THEREFORE, in consideration for the mutual promises contained herein, CGI and Range agree as follows:

                                    Agreement

1. The term of this extended agreement will commence on the anniversary date of the ASP/OA of June 1, 2003 and will end on May 31, 2005. Range will have an option to extend the contract for an additional twelve- (12) month period at a cost per month equal to the price being paid at the end of the twenty four-month anniversary date.

2. The Base Charge will be set at $90,000 a month for services covered on Exhibit B of the ASP/OA. CGI and Range will mutually agree to a change in the Base Charge as a result of any material acquisition or divestiture of properties based on the level of work added or decreased. The Base Charge will include dedicated labor resources to service Range's management, staff and technical support and a ten-hour per month management and technical consultation. A 3% increase to the Base Charge will be assessed on June 1, 2004 which is the first day of the thirteenth month of the contract extended period.

3. A $12,000 Prepaid Professional Service Fee will be charged monthly for 120 hours to be applied to Range designated and approved projects. Any unused hours will be carried over from month to month until used or refunded to Range at the twenty-four month anniversary of the contract. Professional Services hours that exceed the prepaid hours will be charged at CGI's current Professional Service rates.

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4.   The Supplemental Agreement dated August 15, 2000 will terminate as of May
     31, 2003.

5. The independent third party contractor will remain as part of the outsource group and be paid by Range Resources until the Joint Interest Billing processing can be converted from multiple companies (companies 2,31,32,41,46) to one operating company. This conversion shall be incorporated into the Horizon conversion.

6. Range Resources will pay Oildex directly for any electronic data exchange fees.

7. Effective with June 1,2003 scanning, imaging and indexing of hard page documents will be charged a separate fee of 10 cents per document imaged, and an hourly rate charged for document prepping. Hard page documents imaged will be logged, labeled and boxed and sent to Range storage facility.

8. The technical services will be divided into two groups - the Development and Project group and the Range Outsource technical support group. The Development and Project group will be for billable work that can be applied to the monthly professional services prepaid hours. CGI agrees to employ sufficient technical resources on billable technical projects to assure timely targeted timelines on each project. CGI will forfeit 5% of the project value if a project is not completed within ninety days of the agreed target date. The Range Outsource technical support will be part of the monthly Base Charge.

9. New development software such as the A/P image workflow will not be part of the monthly Base Charge. A separate fee will be assessed with Range Resources' concurrence.

10. CGI agrees to have an Independent annual SAS 70 audit to be in compliance with Range internal control SEC requirements. The cost of the annual SAS 70 requirements will be included in the Base Charge.

11. CGI agrees to move up the Range closing schedule to allow Range to meet the new SEC Reporting Guidelines.


12. Exhibit C of the ASP/OA will be adjusted to reflect the current Professional Service hourly rates.

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IN WITNESS WHEREOF, the parties hereto have caused their names to be affixed hereto as of the date first above written.






                      CGI  INFORMATION SYSTEMS & MANAGEMENT SYSTEMS, INC.



                      By:
                         ------------------------------------------------.


                      Printed Name:
                                   --------------------------------------.


                      Title:
                            ---------------------------------------------.



                      RANGE RESOURCES CORPORATION



                      By:
                         ------------------------------------------------.


                      Printed Name:
                                   --------------------------------------.


                      Title:
                            ---------------------------------------------.